EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF SUMMIT BANCSHARES, INC.

Pursuant to Section 1350, Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Bob G. Scott, the Executive Vice President, Chief Operating Officer, Secretary and Treasurer of Summit Bancshares, Inc. (the “Corporation”) hereby certify that:

(i)

the Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”) fully complies with the requirements of section 13(a) or section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of, and for, the periods presented in the Form 10-K.

Dated:     March 3, 2004

/s/ BOB G. SCOTT

Name:	Bob G. Scott
Title:	Executive Vice President, Chief Operating Officer, Secretary and Treasurer